As filed with the Securities and Exchange Commission on April 19, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

COGENTIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3430173
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

5420 Feltl Road
Minnetonka, MN 55343-7982
(952) 426-6140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett Reynolds
Senior Vice-President and Chief Financial Officer
Cogentix Medical, Inc.
5420 Feltl Road
Minnetonka, MN 55343-7982
(952) 426-6140
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Timothy Hearn
Cam Hoang
Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis, Minnesota 55402
Tel: (612) 340-2600
Fax: (612) 340-2868

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock ($0.01 par value per share)(4)
Preferred Stock ($0.01 par value per share)(4)
Warrants(4)
Units(4)
Subscription Rights(4)
Total	$100,000,000	$11,590

(1)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act.  Securities registered hereby may be sold separately or together with other securities registered hereby.

(2)
The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(4)
The securities being registered consist of such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock and/or preferred stock, such indeterminate number of units, and such indeterminate number of subscription rights as may be determined from time to time at indeterminate prices.  The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or subscription rights, or pursuant to the anti-dilution provisions of any such securities.  In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $100,000,000.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated April 19, 2017
PROSPECTUS

COGENTIX MEDICAL, INC.

$100,000,000

Common Stock
Preferred Stock
Warrants
Units
Subscription Rights

We may from time to time offer to sell, in one or more offerings, any combination of common stock, preferred stock, warrants, units, and subscription rights, as they are described in this prospectus.  The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $100,000,000.

This prospectus provides a general description of the securities that we may offer.  Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus.  Any prospectus supplement may add, update or change information contained in this prospectus.  You should read this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any securities.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may from time to time offer and sell our securities in the same offering or in separate offerings, to or through underwriters, dealers or agents, or directly to purchasers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement.   If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the NASDAQ Capital Market under the symbol “CGNT.” On April 17, 2017, the closing price of our common stock was $1.60.

As of April 17, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $36,771,000, based on 60,438,959 shares of outstanding common stock, of which approximately 22,982,000 shares were held by non-affiliates, and a per share price of $1.60 based on the closing sale price of our common stock on April 17, 2017.  There have been no securities offered by us pursuant to a shelf registration statement on Form S-3 in the previous twelve months prior to the date of this prospectus.

Investing in our securities involves risks.  You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 4 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                          , 2017.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process.  Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $100,000,000.

This prospectus provides you only with a general description of the securities that we may offer.  Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed.  You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you.  We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement.  This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Cogentix,” “we,” “our” and “us” or other similar terms mean Cogentix Medical, Inc. and our wholly owned subsidiary, unless we state otherwise or the context indicates otherwise.

We own the following trademarks, trade names and service marks: PrimeSightTM, Vision-Sciences®, EndoSheath®, Slide-On®, EndoWipe®, The Vision System®, Urgent®PC, Macroplastique®, VOX®, PTQ® and Uroplasty®.  This prospectus may also contain trademarks, trade names and service marks that are owned by other persons or entities.

THE COMPANY

Overview

Cogentix Medical is a global medical device company headquartered in Minnetonka, Minnesota, with additional operations in New York, Massachusetts, The Netherlands and the United Kingdom.  We design, develop, manufacture and market a robust line of high performance fiberoptic and video endoscopy products under the PrimeSightTM brand that are used across multiple surgical specialties in diagnostic and treatment procedures.  We also offer the Urgent® PC Neuromodulation System, a device that delivers percutaneous tibial nerve stimulation (“PTNS”), for the office-based treatment of overactive bladder (“OAB”).  OAB is a chronic condition that affects approximately 40 million adults in the U.S.  The symptoms include urinary urgency, frequency and urge incontinence.  We also offer Macroplastique® Implants, an injectable urethral bulking agent for the treatment of adult female stress urinary incontinence that is primarily due to intrinsic sphincter deficiency.

The PrimeSight flexible endoscopes are used in conjunction with the proprietary sterile, single-use microbial barrier known as the EndoSheath® Protective Barrier. Because the EndoSheath Protective Barrier is placed over the patient contact area of the scope, it eliminates the need for high-level disinfection between cases.  This allows a scope to be ready in substantially less time than with conventional reprocessing. Key advantages to the PrimeSight Endoscopes when used with the EndoSheath Protective Barrier are reduction in costs and time associated with traditional reprocess, increased practice productivity and patient throughput. In addition, the Protective Barrier isolates the endoscope from patient contact and protects the endoscope controls from contamination.   The PrimeSight Endoscopy line also includes rigid endoscopes and highly portable peripherals such as the video system and stroboscopy unit.

We primarily target the urology market space for our PrimeSight Endoscopy line.  We manufacture, market and sell our cystoscopy systems and EndoSheath protective barriers to urologists, urogynecologists and gynecologists.

We also manufacture, market, and sell our:  (i) bronchoscopy systems (an endoscope that allows detailed viewing of the lungs) and EndoSheath Protective Barrier to intensivists, pulmonologists, thoracic surgeons, and other airway-related physicians,  (ii) transnasal esophagoscopy (“TNE”) systems and EndoSheath Protective Barrier to general surgeons, primarily bariatric and gastroesophageal reflux disease (“GERD”) surgeons, and  (iii) ear, nose and throat (“ENT”) endoscopy systems to ENT physicians and speech pathologists.

Our Urgent® PC Neuromodulation System (“Urgent PC System”) is a U.S. Food and Drug Administration (the “FDA”) cleared, minimally invasive nerve stimulation device designed for office-based treatment of OAB and the associated symptoms of urge incontinence, urinary urgency and urinary frequency.  Using a small-gauge needle electrode inserted above the ankle, our Urgent PC System delivers electrical impulses to the tibial nerve that affects the sacral nerve plexus, a control center for pelvic floor and bladder function.  Components of our Urgent PC System include a 34 gauge needle electrode, a lead set and an external, handheld, battery-powered stimulator.  For each 30-minute office-based therapy session, the physician or other qualified health care provider inserts the needle electrode above the ankle and connects the electrode to the stimulator.  Typically, a patient undergoes a course of 12 consecutive weekly treatments, and, subsequently, a personal treatment plan of single treatments at a lesser frequency to sustain the therapeutic effect.  We believe physicians prefer our Urgent PC System because it offers effective therapies for patients that can be administered in an office setting and provides the physicians with a profitable revenue stream.  We believe patients prefer the Urgent PC System to pharmaceutical treatment options or surgeries because it is a minimally invasive treatment alternative that does not have the side effects associated with pharmaceutical treatment options or the adverse events associated with surgeries.

Macroplastique® (“Macroplastique”) is an injectable, urethral bulking agent for the treatment of adult female stress urinary incontinence primarily resulting from intrinsic sphincter deficiency.  It is designed to restore the patient’s urinary continence immediately following treatment.  Macroplastique is a soft-textured, permanent implant injected, under endoscopic visualization, around the urethra distal to the bladder neck.  It is a proprietary composition of heat vulcanized, solid, soft, irregularly shaped polydimethylsiloxane (solid silicone elastomer) implants suspended in a biocompatible excretable carrier gel.  We believe our compound is better than other commercially available bulking agents because, with its unique composition, shape and size, it does not degrade, is not absorbed into surrounding tissues and does not migrate from the implant site.

Corporate information

We were incorporated under the laws of the State of Delaware, and are the successor of operations originally begun in 1987.  Our board of directors has determined that we meet the definition of a “controlled company” as defined by Rule 5615(c) of the Nasdaq Listing Rules. A “controlled company” is defined in Rule 5615(c) as a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. Certain NASDAQ requirements do not apply to a “controlled company”, including requirements that: (i) a majority of its Board of Directors must be comprised of “independent” directors as defined in NASDAQ’s rules; and (ii) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present.

We have controlled company status because director Lewis C. Pell and Accelmed Growth Partners, L.P., an Israeli investment firm (“Accelmed”), own or control 33% and 27%, respectively, of the outstanding common stock of the Company as of December 31, 2016. Accelmed and Mr. Pell entered into a Voting Agreement whereby they each have agreed to vote their shares of our common stock for the other party’s nominees to the board of directors.  Under the Voting Agreement, each of Mr. Pell and Accelmed are entitled to nominate two directors, with the remaining seats to be filled by nominees that are mutually agreed upon by Mr. Pell and Accelmed in accordance with the terms of the Voting Agreement. Additionally, the principal Accelmed director shall serve as Chairman of the Board until Accelmed or its affiliates no longer own 50% of the shares purchased pursuant to the Securities Purchase Agreement dated September 7, 2016, or unless otherwise agreed by Accelmed.

Our principal executive offices are located at 5420 Feltl Road, Minnetonka, Minnesota 55343 and our telephone number is (952) 426-6140.  Our website address is www.cogentixmedical.com.  We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.  Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus.  You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated herein by reference, as updated by our subsequent filings with the SEC.  The risks and uncertainties we have described are not the only risks that we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.  Before you make an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.  The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business.  Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act.  These forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including those incorporated by reference under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and we undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of the factors, nor can we assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, repayment of debt, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions and investments.  Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.  Net proceeds may be temporarily invested prior to use.  We will have significant discretion in the use of any net proceeds.

PLAN OF DISTRIBUTION

We may sell the offered securities in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	through one or more agents; or

•	directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the respective securities being offered by this prospectus, we will sell the respective securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the respective securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the respective securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  The transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the respective securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	shares of preferred stock;

•	warrants to purchase shares of our common stock and/or preferred stock;

•	units consisting of a combination of securities;

•	subscription rights to purchase any of the foregoing securities; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale.  When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock.  This description is only a summary.  Our certificate of incorporation and our bylaws, both as amended and restated, have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus.  You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock or other securities.  See “Where You Can Find More Information.”

As of April 17, 2017, we were authorized to issue 100,000,000 shares of common stock, $0.01 par value per share, of which 60,438,959 shares were outstanding and 5,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were outstanding.

General

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders.  Cumulative voting is not permitted. Generally, all matters to be voted on by our shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present.  Holders of outstanding shares of our common stock are entitled to those dividends declared by the board of directors out of legally available funds, and, in the event of liquidation, dissolution or winding up of the Company’s affairs, our shareholders are entitled to receive ratably the net assets available to the shareholders.  Our shareholders have no preemptive, conversion or redemption rights.  Other than restrictions imposed by applicable law, there is no restriction on alienability of our common stock.

All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable.  To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.  The issuance of preferred stock could also result in the rights, powers and privileges of the preferred stock being more favorable than those of the common stock or otherwise adversely affecting the rights, powers and privileges of the common stock.

Certain Provisions of Delaware Law and of the Certificate of Incorporation and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law.  We have elected to be governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally will have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for our common stock. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the board before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•
on or after the date that the interested stockholder attained that status, the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We may opt out of Section 203 by amending our certificate of incorporation or bylaws by action of our stockholders to exempt us from coverage, provided that the amendment will not become effective until 12 months after the date it is adopted and will not apply to any business combination between Cogentix and any person who became an interested stockholder on or prior to its adoption.  To date, we have not elected to opt out of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

•	certain amendments to our certificate of incorporation require a supermajority approval of 75% or 66 2/3% of the votes of shares of our common stock;

•	our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms.

•	directors may only be removed for cause;

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws or by unanimous written consent;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws;

•	special meetings of stockholders may be called only by the chairman, the president or the board of directors;

•	stockholders must provide notice of nominations of directors or the proposal of business to be voted on at an annual meeting;

•	our board of directors is authorized to issue preferred stock without stockholder approval; and

•
we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

At our Annual Meeting of Stockholders to be held on June 5, 2017, stockholders will be voting on whether to amend and restate our certificate of incorporation and bylaws in order to: (i) declassify our board of directors, (ii) allow stockholders holding a majority of the shares then entitled to vote at an election of directors to remove directors either with or without cause, which is the default provision under Delaware General Corporation Law for declassified boards, (iii) eliminate the requirement that stockholder written consents must be unanimous, so that by default under Delaware General Corporation Law, stockholders holding not less than the minimum number of votes that would be necessary to authorize or take an action at a meeting at which all shares entitled to vote thereon were present and voted, may take the same action by written consent, and (iv) make related changes.  The amended and restated certificate of incorporation and the amended and restated bylaws would also eliminate the supermajority vote required to alter, amend or repeal these provisions in the future.

Limitation of Liability and Indemnification Matters.  We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law.  Accordingly, our directors are not personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Our bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions.

The NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market under the symbol “CGNT.” On April 17, 2017, the closing price of our common stock as reported on the NASDAQ Capital Market was $1.60 per share.

DESCRIPTION OF OUR PREFERRED STOCK

We describe below certain general terms and provisions of the preferred stock that we may offer.  You must look at our certificate of incorporation and our bylaws, as amended and restated and including the applicable certificate of designations, for a full understanding of the specific terms of any preferred stock. The certificate of designations will be incorporated by reference as an exhibit to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of the preferred stock offered under that prospectus supplement, including any of the terms in this section that will not apply to those shares, and any special considerations, including tax considerations, applicable to investing in those shares.

As of April 17, 2017, we were authorized to issue 100,000,000 shares of common stock, $0.01 par value per share, of which 60,438,959 shares were outstanding and 5,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were outstanding.

General

Our board of directors has the authority, without further action by our shareholders, to issue from time to time the preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•
the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•
the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement.  All preferred stock offered, when issued, will be fully paid and nonassessable.  Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

No vote of the holders of the preferred stock or common stock is a prerequisite for the issuance of additional shares or series of preferred stock authorized by and complying with the conditions of the certificate of incorporation.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock.  This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

The issuance of preferred stock could adversely affect the voting power or other rights of holders of our common stock and existing preferred stock.  Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

We describe below certain general terms and provisions of the warrants that we may offer.  You must look at the applicable forms of warrant agreement and warrant certificate for a full understanding of the specific terms of any warrant. The forms of the warrant agreement and the warrant certificate will be incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of the warrants offered under that prospectus supplement, including any of the terms in this section that will not apply to those warrants, and any special considerations, including tax considerations, applicable to investing in those warrants.

General

We may issue warrants to purchase common stock and/or preferred stock, in one or more series, alone or together with other securities offered by the applicable prospectus supplement.  The warrants may be issued independently or together with any securities and may be attached to or separate from the securities.  Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial owners of the warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

•	the offering price;

•	the currencies in which the warrants will be offered;

•	the total number of shares that may be purchased if all of the holders exercise the warrants;

•
the number of shares of common stock that may be purchased if a holder exercises any one warrant and the price at which and currencies in which the shares of common stock and/or preferred stock may be purchased upon exercise;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of securities;

•	the date on which the right to exercise the warrants begins and expires;

•	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

•	whether the warrants will be issued in registered or bearer form;

•	the identity of any warrant agent with respect to the warrants and the terms of the warrant agency agreement with that warrant agent;

•	a discussion of material U.S. federal income tax consequences; and

•	any other terms of the warrants.

A holder of warrants may:

•	exchange them for new warrants of different denominations with the same terms;

•	present them for registration of transfer, if they are in registered form; and

•	exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until the warrants are exercised, holders of the warrants will not have any of the rights of holders of the underlying securities.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock and/or preferred stock at the exercise price described in the applicable prospectus supplement.  After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

Holders of warrants may exercise them by:

•	delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

•	properly completing and signing the reverse side of their warrant certificate(s), if any, or other exercise documentation; and

•	delivering their warrant certificate(s), if any, or other exercise documentation to the warrant agent within the time specified by the applicable prospectus supplement.

If a holder complies with the procedures described above, their warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price.  As soon as practicable after a holder has completed these procedures, we will issue and deliver to that holder the shares of common stock and/or preferred stock that they purchased upon exercise.  If a holder exercises fewer than all of the warrants represented by a warrant certificate, we will issue to that holder a new warrant certificate for the unexercised amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement or warrant certificates without the consent of the holders of the warrants if the changes are not inconsistent with the provisions of the warrants and do not adversely affect the interests of the holders.

DESCRIPTION OF OUR UNITS

We describe below certain general terms and provisions of the units that we may offer under this prospectus.  You must look at the applicable forms of unit agreement and unit certificate, if any, for a full understanding of the specific terms of the units. The forms of the unit agreement and the unit certificate, if any, will be incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, including any of the terms in this section that will not apply to those units, and any special considerations, including tax considerations, applicable to investing in those units.

General

We may issue units comprised of common stock, preferred stock, warrants, subscription rights, or any combination thereof.  The units may be issued independently or together with any securities and may be attached to or separate from the securities.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of our Preferred Stock,” “Description of Our Warrants,” and “Description of Our Subscription Rights” will apply to each unit and to any common stock, preferred stock, warrants, or subscription rights included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We describe below certain general terms and provisions of the subscription rights that we may offer.  You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of the specific terms of any subscription right. The forms of the subscription agent agreement and the subscription certificate will be incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of the subscription rights offered under that prospectus supplement, including any of the terms in this section that will not apply to those subscription rights, and any special considerations, including tax considerations, applicable to investing in those subscription rights.

General

Subscription rights may be issued independently or together with any other security and may or may not be transferable. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of subscription rights.

We will describe in the applicable prospectus supplement the terms of the subscription rights, including:

•	the record date for shareholders entitled to the subscription rights distribution,

•	the number of subscription rights issued and the type and number of shares of securities that may be purchased upon exercise of the subscription rights,

•	the exercise price of the subscription rights,

•	whether the subscription rights are transferable,

•	the date on which the subscription rights will become effective and the date on which the subscription rights will expire,

•	the steps required to exercise the subscription rights,

•	whether the subscription rights include “oversubscription rights” so that a holder of the subscription rights may purchase more securities if other holders do not purchase their full allotments,

•
whether we intend to sell the shares of common stock or other securities that are not purchased in the subscription rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement, and

•	any applicable U.S. Federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of securities at a specified exercise price. The subscription rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period.

Standby Arrangements

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

LEGAL MATTERS

Dorsey & Whitney LLP will issue a legal opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements and schedule of Cogentix Medical, Inc. and subsidiaries for the year ended December 31, 2016 incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file transition, annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus.  When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement.  This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on January 6, 2017 and March 24, 2017; and

•
The description of our common stock contained in our registration statement on Form S-4, as amended (File No. 333-201721), under the heading “Description of Vision Shares” filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address:

Office of the Corporate Secretary
Cogentix Medical, Inc.
5420 Feltl Road
Minnetonka, Minnesota 55343
(952) 426-6152

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell any of the securities that may be offered hereby in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

COGENTIX MEDICAL, INC.

$100,000,000

Common Stock
Preferred Stock
Warrants
Units
Subscription Rights

PROSPECTUS

 , 2017

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities.  All such amounts will be borne by Cogentix Medical, Inc.

SEC Registration Fee	$11,590
Legal Fees and Expenses	$35,000
Accounting Fees and Expenses	$25,000
Printing Expenses	$10,000
Transfer Agent and Registrar Fees	$5,000
Blue Sky Fees and Expenses	$5,000
Miscellaneous Fees and Expenses	$2,000
Total:	$93,590

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Section 174 of the Delaware General Corporation Law or obtained an improper personal benefit.  The Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Article EIGHTH of the Registrant’s Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, such person is fairly and reasonably entitled to indemnification of such expenses.  Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) incurred in connection therewith. In the event the Registrant does not assume the defense, any expenses shall be advanced by the Registrant to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification.  As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

Article EIGHTH of the Registrant’s Amended and Restated Certificate of Incorporation further provides that the indemnification and advancement of expenses provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.  In any underwriting agreement that the Registrant enters into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, its officers and persons who control the Registrant within the meaning of the Securities Act, against certain liabilities.

Item 16.	Exhibits

Exhibit	Description
1.1*	Form of underwriting/agency agreement
3.1	(a)
Amended and Restated Certificate of Incorporation of the registrant (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (File No. 000-20970))

	(b)	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (File No. 000-20970))
	(c)	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on December 15, 2010 (File No. 000-20970))
	(d)	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on August 1, 2014 (File No. 000-20970))
(e)
Certificate of Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on March 31, 2015 (File No. 000-20970))

(f)
Certificate of Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on March 31, 2015 (File No. 000-20970))

3.2*	Form of Certificate of Designations

3.3	Amended and Restated By-laws of the of the registrant (Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed with SEC on March 30, 2017 (File No. 000-20970))
4.1*	Specimen Stock Certificate evidencing shares of common stock
4.2*	Specimen Stock Certificate evidencing shares of preferred stock
4.3*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.4*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6*	Form of Subscription Agent Agreement and Subscription Certificate
5.1	Opinion of Dorsey & Whitney LLP (filed herewith)
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP (filed herewith)
24.1	Power of attorney (included on the signature page hereto)

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

(a)                        The undersigned Registrant hereby undertakes:

(1)                                to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                                that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)                                that, for the purpose of determining liability under the Securities Act to any purchaser: (A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)                                that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                       The undersigned Registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)                       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of Minnetonka, State of Minnesota, on the 19th day of April, 2017.

COGENTIX MEDICAL, INC.

By:	/s/ Darin Hammers
Darin Hammers
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Darin Hammers and Brett Reynolds, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S‑3, and any and all amendments (including post-effective amendments or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) thereto, relating to the offer and sale by Cogentix Medical Inc. of up to an aggregate initial offering price of $100,000,000 of its securities and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DARIN HAMMERS	President, Chief Executive Officer and Director (Principal Executive Officer)	April 19, 2017
Darin Hammers

/s/ BRETT REYNOLDS	Senior Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	April 19, 2017
Brett Reynolds

/s/ JAMES A. D’ORTA	Director	April 19, 2017
James D’Orta

/s/ URI GEIGER	Chair of the Board	April 19, 2017
Uri Geiger

/s/ CHERYL PEGUS	Director	April 19, 2017
Cheryl Pegus

/s/ LEWIS C. PELL	Director	April 19, 2017
Lewis Pell

/s/ KENNETH SAMET	Director	April 19, 2017
Kenneth Samet

/s/ NACHUM SHAMIR	Director	April 19, 2017
Nachum Shamir

/s/ HOWARD ZAUBERMAN	Director	April 19, 2017
Howard Zauberman

EXHIBIT INDEX

Exhibit	Description
1.1*	Form of underwriting/agency agreement
3.1	(a)
Amended and Restated Certificate of Incorporation of the registrant (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (File No. 000-20970))

(b) Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (File No. 000-20970))
(c) Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on December 15, 2010 (File No. 000-20970))
(d) Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on August 1, 2014 (File No. 000-20970))
(e)
Certificate of Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on March 31, 2015 (File No. 000-20970))

(f)
Certificate of Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on March 31, 2015 (File No. 000-20970))

3.2*	Form of Certificate of Designations
3.3	Amended and Restated By-laws of the of the registrant (Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed with SEC on March 30, 2017 (File No. 000-20970))
4.1*	Specimen Stock Certificate evidencing shares of common stock
4.2*	Specimen Stock Certificate evidencing shares of preferred stock
4.3*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.4*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6*	Form of Subscription Agent Agreement and Subscription Certificate
5.1	Opinion of Dorsey & Whitney LLP (filed herewith)
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP (filed herewith)
24.1	Power of attorney (included on the signature page hereto)

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.